UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 7, 2012

ACTIVISION BLIZZARD, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                               On June 7, 2012, at the annual meeting of stockholders (the “Annual Meeting”) of Activision Blizzard, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Activision Blizzard, Inc. Amended and Restated 2008 Incentive Plan (the “2008 Plan”), which became effective immediately upon such approval.

The changes implemented by the amendment and restatement of the 2008 Plan are as follows:

•                  the revision of the definition of “management objectives” to include “gross profits” as an acceptable performance objective for an award intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended;

•                  a $4 million increase in the maximum aggregate amount of any senior executive plan bonuses which may be paid under the 2008 Plan to any one participant for a single fiscal year, resulting in a new maximum of $10 million;

•                  a 1 million share increase in the maximum aggregate number of (1) restricted shares and (2) shares subject to restricted share units which may be granted to any one participant in a single fiscal year, resulting in a new maximum of 3 million shares; and

•                  a 3 million share increase in the maximum aggregate number of performance shares which may be granted to any one participant in a single fiscal year, resulting in a new maximum of 6 million shares.

The 2008 Plan authorizes the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) to provide equity-based compensation in the form of stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units and other performance- or value-based awards structured by the Compensation Committee within parameters set forth in the 2008 Plan, including custom awards (i.e., awards not explicitly contemplated by the 2008 Plan that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock, par value $0.000001 per share, of the Company or factors that may influence the value of such common stock or that are valued based on the performance of the Company or any of its subsidiaries or business units or factors designated by the Compensation Committee), as well as incentive bonuses, for the purpose of providing incentives and rewards for superior performance to the directors, officers, employees of, and consultants to, the Company and its subsidiaries.

The foregoing description of the 2008 Plan is qualified in its entirety by reference to the full text of the 2008 Plan, as amended and restated, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.                             Submission of Matters to a Vote of Security Holders.

(a)  On June 7, 2012, the Company held the Annual Meeting in Santa Monica, California.

(b)  The following is a brief description of each matter voted on at the Annual Meeting and the manner with respect to which votes were cast with respect to each matter and the number of abstentions and “broker non-votes” with respect to each matter, other than proposal number 4, with respect to which there are no broker non-votes.

Proposal No. 1: To elect 11 directors to serve one-year terms and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

	For	Against	Abstain	Broker Non- Votes
Philippe G. H. Capron	907,864,850	87,211,292	251,212	47,410,858
Robert J. Corti	945,401,113	47,172,902	2,753,339	47,410,858
Frédéric R. Crépin	863,344,191	128,763,697	3,219,466	47,410,858
Lucian Grainge	898,975,697	96,101,333	250,324	47,410,858
Brian G. Kelly	905,884,706	89,200,653	241,995	47,410,858
Robert A. Kotick	918,458,946	73,741,051	3,127,357	47,410,858
Jean-Bernard Lévy	809,866,882	185,208,806	251,666	47,410,858
Robert J. Morgado	942,241,991	50,306,692	2,778,671	47,410,858
Stéphane Roussel	866,328,837	128,748,656	249,861	47,410,858
Richard Sarnoff	986,614,996	5,962,645	2,749,713	47,410,858
Régis Turrini	904,902,416	90,173,739	251,199	47,410,858

Proposal No. 2:  To approve an amendment and restatement of the 2008 Plan to amend limitations with respect to the granting of certain awards under the plan.

For	Against	Abstain	Broker Non- Votes
883,404,050	111,581,200	342,104	47,410,858

Proposal No. 3: To advise whether the compensation of the Company’s executive officers named in the “Summary Compensation Table” in the Company’s proxy statement for the Annual Meeting, as disclosed in that proxy statement pursuant to Item 402 of Regulation S-K, is approved.

For	Against	Abstain	Broker Non- Votes
835,952,110	158,721,431	653,813	47,410,858

Proposal No. 4: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012.

For	Against	Abstain
1,037,023,479	5,363,969	350,764

Item 9.01.                             Financial Statements and Exhibits.

(d)  Exhibits

10.1                       Activision Blizzard, Inc. Amended and Restated 2008 Incentive Plan, as amended and restated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2012

ACTIVISION BLIZZARD, INC.

By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Activision Blizzard, Inc. Amended and Restated 2008 Incentive Plan, as amended and restated